Hallie Elsner, Investors 212.969.6943 hallie.elsner@alliancebernstein.com	Jen Will, Media 212.969.1157 jen.will@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
GAAP Diluted Net Income of $0.49 per Unit
Adjusted Diluted Net Income of $0.49 per Unit
Cash Distribution of $0.49 per Unit

New York, NY, April 25, 2019 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2019.
"Our first quarter results reflect continued underlying momentum in many areas of our business," said Seth P. Bernstein, President and CEO of AllianceBernstein. "Total firmwide net inflows of $1.1 billion were positive for a third straight quarter and were driven by $2.2 billion of active net inflows, translating to a 2% active annualized organic growth rate."

(US $ Thousands except per Unit amounts)	1Q 2019	1Q 2018	1Q 2019 vs 1Q 2018 % Change	4Q 2018	1Q 2019 vs. 4Q 2018 % Change

U.S. GAAP Financial Measures
Net revenues	$795,462	$867,787	(8.3)%	$804,660	(1.1%)
Operating income	$168,151	$222,671	(24.5)%	$199,359	(15.7%)
Operating margin	19.9%	23.0%	(310 bps)	25.0%	(510 bps)
AB Holding Diluted EPU	$0.49	$0.60	(18.3)%	$0.63	(22.2%)

Adjusted Financial Measures (1)
Net revenues	$657,884	$782,349	(15.9)%	$696,418	(5.5%)
Operating income	$158,857	$235,330	(32.5)%	$204,227	(22.2%)
Operating margin	24.1%	30.1%	(600 bps)	29.3%	(520 bps)
AB Holding Diluted EPU	$0.49	$0.73	(32.9)%	$0.64	(23.4%)
AB Holding cash distribution per Unit	$0.49	$0.73	(32.9)%	$0.64	(23.4%)

(US $ Billions)
Assets Under Management
Ending AUM	$554.7	$549.5	0.9%	$516.4	7.4%
Average AUM	$539.2	$557.1	(3.2%)	$532.5	1.3%

(1) The adjusted financial measures are all non-GAAP financial measures. See page 11 for reconciliations of GAAP Financial Results to Adjusted Financial Results and pages 12-13 for notes describing the adjustments.

www.alliancebernstein.com	1 of 13

Bernstein continued, "In Retail, 85% of our rated-assets were rated 4- or 5-stars by Morningstar at quarter-end. Gross sales of $16.4 billion were our best in six years and represent continued success with active equities and a rebound in fixed income in Asia ex Japan. We continue to see a diverse array of AB funds attracting assets: seven fixed income and six equity funds attracted more than $100 million of net inflows during the quarter. In Institutional, active equity gross sales of $2.2 billion marks our seventh straight quarter of at least $1 billion in sales and contributed to a fifth straight quarter of active equity organic growth. Our $11.4 billion institutional pipeline at quarter-end reflects demand for our services across the asset class spectrum and translates to our highest annualized fee base since we began tracking it more than seven year ago. In Private Wealth, we saw a return to positive net flows as both sales and redemptions improved sequentially. In our sell side business, revenues were down sharply as global trading volumes were under pressure and volatility eased. As a firm, we produced an adjusted operating margin of 24.1% in the quarter."
Bernstein concluded, "The diversity and global composition of our business allows us to compete in a variety of market environments and I'm proud of the accomplishments we achieved in the first quarter. Our talented people at AB continue to work relentlessly to make progress on our long-term strategy and consistently deliver for our clients."
The firm’s cash distribution per unit of $0.49 is payable on May 16, 2019, to holders of record of AB Holding Units at the close of business on May 6, 2019.
Market Performance
US and global equity and fixed income markets were higher in the first quarter. The S&P 500’s total return was 13.7% and the MSCI EAFE Index’s total return was 10.1%. The Bloomberg Barclays US Aggregate Index returned 2.9% during the first quarter and the Bloomberg Barclays Global Aggregate ex US Index’s total return was 1.5%.

www.alliancebernstein.com	2 of 13

Assets Under Management ($ Billions)
Total assets under management as of March 31, 2019 were $554.7 billion, up $38.3 billion, or 7.4%, from December 31, 2018, and up $5.2 billion, or 0.9%, from March 31, 2018.

	Institutional	Retail	Private Wealth Management	Total
Assets Under Management 3/31/2019	$256.6	$201.9	$96.2	$554.7
Net Flows for Three Months Ended 3/31/19:
Active	$(4.6)	$6.3	$0.5	$2.2
Passive	(0.1)	(1.0)	—	(1.1)
Total	$(4.7)	$5.3	$0.5	$1.1

Total net inflows were $1.1 billion in the first quarter, versus net inflows of $0.8 billion in the fourth quarter of 2018, and net outflows of $2.4 billion in the prior year period.
Institutional channel first quarter net outflows of $4.7 billion compared to net inflows of $1.0 billion in the fourth quarter of 2018. Institutional gross sales of $3.4 billion decreased 6% sequentially from $3.6 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially to $11.4 billion at March 31, 2019 from $9.7 billion at December 31, 2018.
Retail channel first quarter net inflows of $5.3 billion compared to net inflows of $0.7 billion in the fourth quarter of 2018. Retail gross sales of $16.4 billion increased 9% sequentially from $15.0 billion.
Private Wealth channel first quarter net inflows of $0.5 billion compared to net outflows of $0.9 billion in the fourth quarter of 2018. Private Wealth gross sales of $3.3 billion increased 27% sequentially from $2.6 billion.
First Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because we believe they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. Please note, however, that these non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.
AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Available Cash Flow typically is the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines, with concurrence of the Board of Directors, that one or more adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation.

www.alliancebernstein.com	3 of 13

US GAAP Earnings
Revenues
First quarter net revenues of $795 million decreased 8% from the first quarter of 2018. Lower Bernstein Research revenues, investment advisory base fees, investment gains, distribution revenues, performance-based fees and other revenues drove the decrease.
Sequentially, net revenues decreased 1% from $804 million. Lower performance-based fees and Bernstein research revenues were partially offset by investment gains versus investment losses in the prior period and higher investment advisory base fees.
First quarter Bernstein Research revenues decreased 21% from the prior year period due to lower volatility and trading volumes across all regions and the timing and size of research payments. The 22% sequential decline was due to the timing of research payments and lower volatility and trading volumes in the US.
Expenses
First quarter operating expenses of $627 million decreased 3% from the first quarter of 2018. Promotion and servicing, total employee compensation and benefits and general and administrative (“G&A”) expenses were all lower. Promotion and servicing expense declined due to lower distribution related payments, amortization of deferred sales commissions, trade execution costs and transfer fees. Employee compensation and benefit expense decreased due to lower incentive compensation, partially offset by higher base compensation, fringes and other employment costs. Within G&A, lower expenses related to our consolidated company-sponsored investment funds were partially offset by higher professional fees, errors, technology costs and occupancy expense.
Sequentially, operating expenses increased 4% due to higher total employee compensation and benefits and G&A expenses, partly offset by lower promotion and servicing expense. Employee compensation and benefits expense increased due to higher incentive compensation, fringes and commissions, partly offset by lower base compensation and other employment costs. Within promotion and servicing, lower marketing and travel and entertainment expenses, transfer fees and trade execution costs were partly offset by higher distribution related payments. Within G&A, portfolio servicing fees, errors and professional fees were all higher.
Operating Income and Net Income Per Unit
First quarter operating income of $168 million decreased 25% from $223 million in the first quarter of 2018 and the operating margin of 19.9% decreased 310 basis points from 23.0% in the first quarter of 2018.
Sequentially, operating income decreased 16% from $199 million and the operating margin of 19.9% decreased 510 basis points from 25.0% in the fourth quarter of 2018.
First quarter diluted net income per Unit of $0.49 compared to $0.60 in the first quarter of 2018 and $0.63 in the fourth quarter of 2018.

www.alliancebernstein.com	4 of 13

Non-GAAP Earnings
This section discusses our first quarter 2019 compared to the first quarter and the fourth quarter of 2018. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information.
Revenues
First quarter adjusted net revenues of $658 million decreased 16% from the first quarter of 2018. The decline was driven by lower performance-based fees, Bernstein Research revenues and investment advisory base fees.
Sequentially, adjusted net revenues decreased 5%. Lower performance-based fees and Bernstein Research revenues were partially offset by investment gains versus investment losses in the prior year period and higher investment advisory base fees.
Expenses
First quarter adjusted operating expenses of $499 million were down 9% from the first quarter of 2018, driven by lower total employee compensation and benefits and promotion and servicing expenses, partially offset by higher G&A expense. Employee compensation and benefits expense decreased due to lower incentive compensation, partially offset by higher base compensation, fringes and other employment costs. Promotion and servicing expense decreased due to lower trade execution costs and transfer fees. Within G&A, higher professional fees, errors and technology costs were partially offset by lower portfolio servicing fees and more favorable foreign exchange translation.
Sequentially, adjusted operating expenses increased 1%. Higher employee compensation and benefits and G&A expenses were partially offset by lower promotion and servicing expense. Employee compensation and benefits expense increased due to higher incentive compensation, commissions and fringes, partially offset by lower base compensation and other employment costs. Within G&A, the increase was due to higher professional fees and errors. Promotion and servicing expense decreased due to lower marketing and travel and entertainment expenses, trade execution costs and transfer fees.
Operating Income, Margin and Net Income Per Unit
First quarter adjusted operating income of $159 million decreased 32% from $235 million in the first quarter of 2018, and the adjusted operating margin of 24.1% decreased 600 basis points from 30.1%.
Sequentially, adjusted operating income decreased 22% from $204 million and the adjusted operating margin of 24.1% decreased 520 basis points from 29.3%.
First quarter adjusted diluted net income per Unit of $0.49 was down from $0.73 in the first quarter of 2018 and down from $0.64 in the fourth quarter of 2018.
Our adjusted financial results for the first quarter of 2018 included $78 million of performance fee revenues, $35 million of operating income and $0.13 of EPU related to the Real Estate Equity Fund 1 which is in the process of liquidation. Therefore, this accounted for more than one-half or $0.13 of the total $0.24 decline in adjusted EPU to $0.49 in the first quarter of 2019.

www.alliancebernstein.com	5 of 13

Headcount
As of March 31, 2019, we had 3,657 employees, compared to 3,446 employees as of March 31, 2018 and 3,641 as of December 31, 2018.
Unit Repurchases
During the three months ended March 31, 2019 and 2018, AB purchased 2.0 million and 0.1 million AB Holding Units for $58.6 million and $2.3 million, respectively (on a trade date basis). The 2019 amount reflects open-market purchases of 1.9 million AB Holding Units for $55.2 million, with the remainder relating to purchases of AB Holding units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards. There were no open-market purchases during the first quarter of 2018. Purchases of AB Holding Units reflected on the consolidated statements of cash flows are net of AB Holding Units purchased by employees as part of a distribution reinvestment election.
First Quarter 2019 Earnings Conference Call Information
Management will review First Quarter 2019 financial and operating results during a conference call beginning at 8:00 a.m. (EDT) on Thursday, April 25, 2019. The conference call will be hosted by Seth P. Bernstein, President and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1. To listen by webcast, please visit AB’s Investor Relations website at http://alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.
2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 5153458.
The presentation management will review during the conference call will be available on AB’s Investor Relations website shortly after the release of First Quarter 2019 financial and operating results on April 25, 2019.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 5153458.

www.alliancebernstein.com	6 of 13

Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended March 31, 2019. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
The possibility that AB will engage in open market purchases of AB Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of AB Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, 37% effective January 1, 2018.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2019, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.2% of AllianceBernstein and AXA Equitable Holdings ("EQH"), directly and through various subsidiaries, owned an approximate 65.6% economic interest in AllianceBernstein.
Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

www.alliancebernstein.com	7 of 13

AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	1Q 2019	1Q 2018	1Q 2019 vs. 1Q 2018 % Change	4Q 2018	1Q 2019 vs. 4Q 2018 % Change

GAAP revenues:
Base fees	$552,230	$567,856	(2.8%)	$544,484	1.4%
Performance fees	4,364	6,260	(30.3%)	35,440	(87.7)%
Bernstein research services	90,235	114,400	(21.1%)	115,240	(21.7)%
Distribution revenues	100,509	108,004	(6.9%)	100,952	(0.4)%
Dividends and interest	27,346	28,215	(3.1%)	26,875	1.8%
Investments gains (losses)	15,735	26,082	(39.7%)	(24,207)	n/m
Other revenues	22,206	26,510	(16.2%)	22,128	0.4%
Total revenues	812,625	877,327	(7.4%)	820,912	(1.0)%
Less: interest expense	17,163	9,540	79.9%	16,252	5.6%
Total net revenues	795,462	867,787	(8.3%)	804,660	(1.1)%

GAAP operating expenses:
Employee compensation and benefits	339,309	343,825	(1.3%)	319,297	6.3%
Promotion and servicing
Distribution-related payments	105,993	110,154	(3.8%)	104,359	1.6%
Amortization of deferred sales commissions	3,502	6,598	(46.9%)	3,981	(12.0)%
Trade execution, marketing, T&E and other	49,648	54,043	(8.1%)	58,535	(15.2)%
General and administrative
General & administrative	117,848	121,234	(2.8%)	111,401	5.8%
Real estate charges (credits)	—	(264)	n/m	670	n/m
Contingent payment arrangements	54	53	1.9%	(2,376)	n/m
Interest on borrowings	3,983	2,612	52.5%	2,407	65.5%
Amortization of intangible assets	6,974	6,861	1.6%	7,027	(0.8)%
Total operating expenses	627,311	645,116	(2.8%)	605,301	3.6%

Operating income	168,151	222,671	(24.5%)	199,359	(15.7)%

Income taxes	8,921	15,825	(43.6%)	13,033	(31.6)%

Net income	159,230	206,846	(23.0%)	186,326	(14.5)%

Net income (loss) of consolidated entities attributable to non-controlling interests	10,116	22,650	(55.3%)	(1,727)	n/m

Net income attributable to AB Unitholders	$149,114	$184,196	(19.0%)	$188,053	(20.7)%

www.alliancebernstein.com	8 of 13

AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

(US $ Thousands)	1Q 2019	1Q 2018	1Q 2019 vs. 1Q 2018 % Change	4Q 2018	1Q 2019 vs. 4Q 2018 % Change

Equity in Net Income Attributable to AB Unitholders	$52,638	$65,698	(19.9%)	$66,759	(21.2)%
Income Taxes	6,199	7,538	(17.8%)	6,879	(9.9)%
Net Income	46,439	58,160	(20.2%)	59,880	(22.4)%

Additional Equity in Earnings of Operating Partnership (1)	26	145	(82.1%)	71	(63.4)%
Net Income - Diluted	$46,465	$58,305	(20.3%)	$59,951	(22.5)%
Diluted Net Income per Unit	$0.49	$0.60	(18.3%)	$0.63	(22.2)%
Distribution per Unit	$0.49	$0.73	(32.9%)	$0.64	(23.4)%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	1Q 2019	1Q 2018	1Q 2019 vs. 1Q 2018 % Change	4Q 2018	1Q 2019 vs. 4Q 2018 % Change
AB L.P.
Period-end	267,186,102	269,839,937	(1.0%)	268,850,276	(0.6)%
Weighted average - basic	267,336,134	269,184,109	(0.7%)	267,611,568	(0.1)%
Weighted average - diluted	267,408,249	269,520,000	(0.8%)	267,771,111	(0.1)%
AB Holding L.P.
Period-end	94,994,404	97,643,743	(2.7%)	96,658,278	(1.7)%
Weighted average - basic	95,144,146	96,986,828	(1.9%)	95,418,778	(0.3)%
Weighted average - diluted	95,216,261	97,322,719	(2.2%)	95,578,321	(0.4)%

www.alliancebernstein.com	9 of 13

AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | March 31, 2019
($ billions)
Ending and Average	Three Months Ended
	3/31/19	12/31/18
Ending Assets Under Management	$554.7	$516.4
Average Assets Under Management	$539.2	$532.5

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$246.3	$180.8	$89.3	$516.4
Sales/New accounts	3.4	16.4	3.3	23.1
Redemption/Terminations	(5.2)	(10.1)	(2.9)	(18.2)
Net Cash Flows	(2.9)	(1.0)	0.1	(3.8)
Net Flows	(4.7)	5.3	0.5	1.1
Transfers	0.1	—	(0.1)	—
Investment Performance	14.9	15.8	6.5	37.2
End of Period	$256.6	$201.9	$96.2	$554.7

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$136.2	$50.2	$219.7	$41.7	$9.4	$59.2	$516.4
Sales/New accounts	7.9	—	11.5	2.6	—	1.1	23.1
Redemption/Terminations	(6.2)	(0.1)	(9.2)	(1.6)	(0.1)	(1.0)	(18.2)
Net Cash Flows	(0.7)	(0.7)	(3.0)	(0.1)	(0.3)	1.0	(3.8)
Net Flows	1.0	(0.8)	(0.7)	0.9	(0.4)	1.1	1.1
Investment Performance	17.9	6.4	8.2	1.2	0.3	3.2	37.2
End of Period	$155.1	$55.8	$227.2	$43.8	$9.3	$63.5	$554.7

Three-Month Net Flows By Investment Service (Active versus Passive)
	Actively Managed	Passively Managed (1)	Total
Equity	$1.0	$(0.8)	$0.2
Fixed Income	0.2	(0.4)	(0.2)
Other (2)	1.0	0.1	1.1
Total	$2.2	$(1.1)	$1.1

(1) Includes index and enhanced index services.
(2) Includes certain multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$157.1	$114.3	$94.1	$365.5
Non-U.S. Clients	99.5	87.6	2.1	189.2
Total	$256.6	$201.9	$96.2	$554.7

www.alliancebernstein.com	10 of 13

AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
		Three Months Ended
US $ Thousands, unaudited	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Net Revenues, GAAP basis	$795,462	$804,660	$850,176	$844,738	$867,787	$919,141
Exclude:
Impact of adoption of revenue recognition standard ASC 606	—	—	—	—	77,844	—
Distribution-related payments	(105,993)	(104,359)	(106,372)	(106,301)	(110,154)	(110,517)
Amortization of deferred sales commissions	(3,502)	(3,981)	(4,651)	(6,113)	(6,598)	(6,871)
Pass-through fees & expenses	(12,481)	(9,039)	(10,084)	(10,487)	(10,609)	(10,664)
Impact of consolidated company-sponsored investment funds	(10,959)	931	(1,543)	(1,494)	(36,037)	(16,032)
Long-term incentive compensation-related investment losses (gains)	(4,496)	7,104	(1,253)	(542)	209	(977)
Long-term incentive compensation-related dividends and interest	(147)	(1,631)	(130)	(156)	(93)	(1,515)
Loss (gain) on sale of software technology	—	2,733	1,000	—	—	—
Other	—	—	—	47	—	—
Adjusted Net Revenues	$657,884	$696,418	$727,143	$719,692	$782,349	$772,565

Operating Income, GAAP basis	$168,151	$199,359	$213,819	$189,464	$222,671	$283,035
Exclude:
Impact of adoption of revenue recognition standard ASC 606	—	—	—	—	35,156	—
Real estate charges (credits)	—	670	(155)	6,909	(264)	(2,732)
Long-term incentive compensation-related items	357	243	1,820	585	417	(103)
CEO's EQH award compensation	465	—	—	—	—	—
Loss (gain) on sale of software technology	—	2,733	1,000	—	—	—
Acquisition-related expenses	—	1,924	—	—	—	—
Contingent payment arrangements	—	(2,429)	—	—	—	—
Other	—	—	—	47	—	—
Sub-total of non-GAAP adjustments	822	3,141	2,665	7,541	35,309	(2,835)
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	10,116	(1,727)	726	261	22,650	8,384
Adjusted Operating Income	$158,857	$204,227	$215,758	$196,744	$235,330	$271,816

Operating Margin, GAAP basis excl. non-controlling interests	19.9%	25.0%	25.1%	22.4%	23.0%	29.9%

Adjusted Operating Margin	24.1%	29.3%	29.7%	27.3%	30.1%	35.2%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
		Three Months Ended
$ Thousands except per Unit amounts, unaudited	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Net Income - Diluted, GAAP basis	$46,465	$59,951	$66,017	$58,572	$58,305	$78,802
Impact on net income of AB non-GAAP adjustments	462	1,000	919	2,609	12,271	(599)
Adjusted Net Income - Diluted	$46,927	$60,951	$66,936	$61,181	$70,576	$78,203

Diluted Net Income per Holding Unit, GAAP basis	$0.49	$0.63	$0.68	$0.59	$0.60	$0.84
Impact of AB non-GAAP adjustments	—	0.01	0.01	0.03	0.13	—
Adjusted Diluted Net Income per Holding Unit	$0.49	$0.64	$0.69	$0.62	$0.73	$0.84

www.alliancebernstein.com	11 of 13

AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees do not affect operating income, but they do affect our operating margin. As such, we exclude these fees from adjusted net revenues.

We adjust for the revenue impact of consolidating company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and including AB's fees from such consolidated company-sponsored investment funds and AB's investment gains and losses on its investments in such consolidated company-sponsored investment funds that were eliminated in consolidation.

Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments.

On January 1, 2018, we recorded a cumulative effect adjustment, net of tax, of $35.0 million to partners’ capital in the consolidated statement of financial condition. This amount represents carried interest distributions of $77.9 million previously received, net of revenue sharing payments to investment team members of $42.7 million, with respect to which it is probable that significant reversal will not occur. These amounts were included in adjusted net revenues and adjusted operating income in the first quarter of 2018.

Lastly, during 2017 we excluded a realized gain of $4.6 million on the exchange of software technology for an ownership stake in a third party provider of financial market data and trading tools. During 2018, we decreased our valuation of this investment by $3.7 million.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) real estate charges (credits), (2) acquisition-related expenses, (3) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (4) our CEO's EQH award compensation, as discussed below, (5) the impact of consolidated company-sponsored investment funds, (6) the loss (gain) on software technology investment, (7) adjustments to contingent payment arrangements, and (8) the revenues and expenses associated with the implementation of ASC 606 discussed above.

Real estate charges (credits) have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been delivered to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved

www.alliancebernstein.com	12 of 13

from economically hedging the market exposure of these investments in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee longterm incentive compensation-related investments included in revenues and compensation expense.

The board of directors of EQH granted to Seth P. Bernstein (“CEO”) equity awards in connection with EQH's IPO and Mr. Bernstein's membership on the EQH Management Committee. Mr. Bernstein may receive additional equity or cash compensation from EQH in the future related to his service on the Management Committee. Any awards granted to Mr. Bernstein by EQH are recorded as compensation expense in AB’s condensed consolidated statement of income. The compensation expense associated with these awards has been excluded because they are non-cash and are based upon EQH's, and not AB's, financial performance.
We adjusted for the operating income impact of consolidating certain company-sponsored investment funds by eliminating the consolidated company-sponsored funds' revenues and expenses and including AB's revenues and expenses that were eliminated in consolidation. We also excluded the limited partner interests we do not own.

Gains and losses on the software technology investment have been excluded due to its non-recurring nature and because it is not part of our core operating results.

The recording of changes in estimates of contingent consideration payable with respect to contingent payment arrangements associated with our acquisitions are not considered part of our core operating results and, accordingly, have been excluded.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

www.alliancebernstein.com	13 of 13